Exhibit 3.1(v)

            FILED
     IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
       STATE OF NEVADA

           JUL 28 1999

No.    C13820-99
      IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

Filed by:



                          INTERFOODS CONSOLIDATED, INC.

We the undersigned - - FREDERICK T. MANLUNAS, President

FREDERICK T. MANLUNAS. Secretary           of    INTERFOODS CONSOLIDATED, INC.

do hereby certify

     That the Board of Directors of said corporation at a meeting duly convened,

held on the _26th_ day of July, 1999, adopted a resolution to amend the original articles as follows:


     Article First is hereby amended to read as follows:

          "FIRST. The name of the corporation is: Sitestar Corporation.'

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 18,600,036; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class stock outstanding and entitled to vote thereon.



                                               /s/ Frederick T. Manlunas
                                               President or Vice President
                                               FREDERICK T. MANLUNAS


                                               /s/ Frederick T. Manlunas
                                               Secretary or Assistant Secretary
                                               FREDERICK T. MANLUNAS